                                                                      EXHIBIT 11


                       THE LIMITED, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS

                      (Thousands except per share amounts)


                                                       Thirteen Weeks Ended
                                                       ---------------------
                                                       July 30,     July 31,
                                                         1994         1993
                                                       --------     --------

Net income                                             $ 53,832     $ 68,232
                                                       --------     --------
                                                       --------     --------
Common shares outstanding:

     Weighted average                                   379,454      379,454

     Dilutive effect of stock options                       553        1,022

     Weighted average treasury shares                   (21,373)     (16,587)
                                                       --------     --------

     Weighted average used to calculate
          net income per share                          358,634      363,889
                                                       --------     --------
                                                       --------     --------

Net income per share                                       $.15         $.19
                                                       --------     --------
                                                       --------     --------



                                                       Twenty-six Weeks Ended
                                                       ----------------------
                                                       July 30,     July 31,
                                                         1994         1993
                                                       --------     ---------

Net income                                             $101,108     $112,457
                                                       --------     --------
                                                       --------     --------

Common shares outstanding:

     Weighted average                                   379,454      379,454

     Dilutive effect of stock options                       612        1,173

     Weighted average treasury shares                   (21,467)     (16,655)
                                                       --------     --------

     Weighted average used to calculate
          net income per share                          358,599      363,972
                                                       --------     --------
                                                       --------     --------

Net income per share                                       $.28         $.31
                                                       --------     --------
                                                       --------     --------


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